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                                                                   EXHIBIT 10.42
                                 SEVERANCE AGREEMENT


     THIS AGREEMENT made as of the ______ day of __________, 19__, by and between Mylex Corporation, a Delaware corporation, and ____________________ (the "Executive").

     WHEREAS, the Board of Directors (the "Board") of the Company (as hereinafter defined) recognizes that the possibility of a termination without Cause (as hereinafter defined), and the possibility of a Change in Control (as hereinafter defined), can create significant distractions for its key management personnel because of the uncertainties inherent in such situations;

     WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its stockholders to retain the services of the Executive, in general, and particularly in the event of a threat or the occurrence of a Change in Control and to ensure his or her continued dedication and efforts in such event without undue concern for his or her personal financial and employment security; and

     WHEREAS, in order to induce the Executive to remain in the employ of the Company, in general, and particularly in the event of a threat or the occurrence of a Change in Control, the Company desires to enter into this Agreement with the Executive to provide the Executive with certain benefits in the event his or her employment is terminated without Cause or as a result of, or in connection with, a Change in Control and to provide the Executive with certain other benefits whether or not the Executive's employment is terminated.

     NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

     1. TERM OF AGREEMENT. This Agreement shall commence as of _______ __, 19__, and shall continue in effect until _________ ___, 19__; PROVIDED, HOWEVER, that commencing on __________, ___, 19__ and on each _____ ___ thereafter, the term of this Agreement shall automatically be extended for one (1) year, unless either the Company or the Executive shall have given written notice to the other, at least ninety (90) days prior thereto, that the term of this Agreement shall not be so extended; and PROVIDED, FURTHER, HOWEVER, that notwithstanding any such notice by the Company not to extend, the term of this Agreement shall not expire prior to the expiration of twenty-four (24) months after the occurrence of a Change in Control which occurs during the term of this Agreement.

     2.   DEFINITIONS.

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     2.1  ACCRUED COMPENSATION.  For purposes of this Agreement, "Accrued
Compensation" shall mean an amount which shall include all amounts earned or accrued through the "Termination Date" (as hereinafter defined) but not paid as of the Termination Date, including (i) base salary, (ii) reimbursement for reasonable and necessary business expenses incurred by the Executive on behalf of the Company, pursuant to the Company's expense reimbursement policy in effect at such time, during the period ending on the Termination Date, (iii) vacation pay, and (iv) bonuses and incentive compensation (other than the "Pro Rata Bonus" (as hereinafter defined)).

     2.2 BASE AMOUNT. For purposes of this Agreement, "Base Amount" shall mean the greater of the Executive's annual base salary (a) at the rate in effect on the Termination Date or (b) at the highest rate in effect at any time during the ninety (90) day period prior to the Termination Date or a Change in Control, and shall include all amounts of his or her base salary that are deferred under the qualified and non-qualified employee benefit plans of the Company or any other agreement or arrangement.

     2.3 BONUS AMOUNT. For purposes of this Agreement, "Bonus Amount" shall mean the greater of (x) the most recent annual bonus paid or payable to the Executive, or, if greater, the annual bonus paid or payable for the full fiscal year ended prior to the fiscal year during which a Termination Date or a Change in Control occurred or (y) the average of the annual bonuses paid or payable during the three full fiscal years ended prior to the Termination Date or, if greater, the three full fiscal years ended prior to the Termination Date or Change in Control (or, in each case, such lesser period for which annual bonuses were paid or payable to the Executive).

     2.4 CAUSE. For purposes of this Agreement, a termination of employment is for "Cause" if the Executive has been convicted of a felony or the termination is evidenced by a resolution adopted in good faith by two-thirds of the Board that the Executive (a) intentionally and continually failed substantially to perform his or her reasonably assigned duties with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental illness or from the assignment of duties that would constitute "Good Reason" as hereinafter defined), which failure continued for a period of at least thirty
(30) days after a written notice of demand for substantial performance has been delivered to the Executive, specifying the manner in which the Executive has failed substantially to perform, or (b) intentionally and continually failed substantially to follow or perform the lawful directives of the President or any other superior of the Executive (other than a failure resulting from the Executive's incapacity due to physical or mental illness or from the establishment of directives that would constitute "Good Reason" as hereinafter defined), which failure continued for a period of at least thirty (30) days after written notice of demand for compliance or substantial performance has been delivered to the Executive, specifying the manner in which the Executive has failed substantially to perform or comply; PROVIDED, HOWEVER, that no termination of the Executive's employment

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shall be for Cause as set forth in clauses (a) or (b) above until (x) there shall have been delivered to the Executive a copy of a written notice setting forth that the Executive was guilty of the conduct set forth in clauses (a) or
(b) and specifying the particulars thereof in reasonable detail, and (y) the Executive shall have been provided an opportunity to be heard in person by the Board. No act, nor failure to act, on the Executive's part, shall be considered "intentional," unless the Executive has acted, or failed to act, with a lack of good faith or with a lack of reasonable belief that the Executive's action or failure to act was in the best interest of the Company.

     2.5 CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" shall mean any of the following events:

     (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of thirty percent (30%) or more of the combined voting power of the Company's then outstanding Voting Securities; PROVIDED, HOWEVER, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), or (2) the Company or any Subsidiary.

     (b) The individuals who, as of the date this Agreement is approved by the Board, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; PROVIDED, HOWEVER, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered and defined as a member of the Incumbent Board; PROVIDED, FURTHER, HOWEVER, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

     (c)  Approval by stockholders of the Company of:

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          (1)  A merger, consolidation or reorganization involving the Company, unless

               (i) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least eighty-five percent (85%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

               (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, and

              (iii) no Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary) has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities, a transaction described in clauses (i) through (iii) shall herein be referred to as a "Non-Control Transaction"; or

          (2) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because a Person (the "Subject Person") gained Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial

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Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

     (d) Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated prior to a Change in Control and the Executive reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or (ii) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.

     2.6 COMPANY. For purposes of this Agreement, "Company" shall mean Mylex Corporation and shall include its "Successors and Assigns" (as hereinafter defined).

     2.7 DISABILITY. For purposes of this Agreement, "Disability" shall mean a physical or mental infirmity which impairs the Executive's ability to substantially perform his or her duties with the Company for a period of one hundred eighty (180) consecutive days, and the Executive has not returned to his or her full time employment prior to the Termination Date as stated in the "Notice of Termination" (as hereinafter defined).

     2.8 GOOD REASON. (a) For purposes of this Agreement, "Good Reason" shall mean the occurrence after a Change in Control of any of the events or conditions described in subsections (1) through (8) hereof:

          (1) a change in the Executive's status, title, position or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, represents an adverse change from his or her status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with his or her status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; or any removal of the Executive from or failure to reappoint or reelect him or her to any of such offices or positions, except in connection with the termination of his or her employment for Disability, Cause, as a result of his or her death or by the Executive other than for Good Reason;

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          (2)  a reduction in the Executives base salary or any failure to pay the Executive any compensation or benefits to which he or she is entitled within five (5) days of the date due;

          (3) the Company's requiring the Executive to be based at any place outside a 30-mile radius from Fremont, California, except for reasonably required travel on the Company's business which is not materially greater than such travel generally required for such Executive prior to the Change in Control;

          (4) the failure by the Company to (A) continue in effect (without reduction in benefit level, and/or reward opportunities) any material compensation or employee benefit plan in which the Executive was participating at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter, including, but not limited to, the plans listed on Appendix A, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the Executive or (B) provide the Executive with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which the Executive was participating at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter;

          (5) the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy of the Company, which petition is not dismissed within sixty (60) days;

          (6) any material breach by the Company of any provision of this Agreement;

          (7) any purported termination of the Executive's employment for Cause by the Company which does not comply with the terms of Section 2.4; or

          (8) the failure of the Company to obtain an agreement, satisfactory to the Executive, from any Successors and Assigns to assume and agree to perform this Agreement, as contemplated in Section 6(c) hereof.

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     (b)  Any event or condition described in this Section 2.8(a)(1) through (8)
which occurs prior to a Change in Control but which the Executive reasonably demonstrates (1) was at the request of a Third Party, or (2) otherwise arose in connection with, or in anticipation of, a Change in Control which actually occurs, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to the Change in Control.

     (c) The Executive's right to terminate his or her employment pursuant to this Section 2.8 shall not be affected by his or her incapacity due to physical or mental illness.

     2.9 NOTICE OF TERMINATION. For purposes of this Agreement, "Notice of Termination" shall mean a written notice from the Company of termination of the Executive's employment which indicates the specific termination provision in this Agreement relied upon, if any, and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

     2.10 PRO RATA BONUS. For purposes of this Agreement, "Pro Rata Bonus" shall mean an amount equal to the greater of (i) the Bonus Amount or (ii) an amount equal to the bonus objective or target established by the Board for the Executive for the fiscal year in which the termination occurs multiplied by a fraction the numerator of which is the number of days in the fiscal year through the Termination Date and the denominator of which is 365.

     2.11 SUCCESSORS AND ASSIGNS. For purposes of this Agreement, "Successors and Assigns" shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

     2.12 TERMINATION DATE. For purposes of this Agreement, "Termination Date" shall mean in the case of the Executive's death, his or her date of death, in the case of Good Reason, the last day of his or her employment, and in all other cases, the date specified in the Notice of Termination; PROVIDED, HOWEVER, that if the Executive's employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least 30 days from the date the Notice of Termination is given to the Executive, provided that in the case of Disability the Executive shall not have returned to the full-time performance of his or her duties during such period of at least 30 days.

     3.   TERMINATION OF EMPLOYMENT.

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     3.1  CHANGE OF CONTROL.  If, during the term of this Agreement, the
Executive's employment with the Company shall be terminated within twenty-four
(24) months following a Change in Control or prior to a Change in Control but for "Good Reason" as defined in Section 2.8(b), the Executive shall be entitled to the following compensation and benefits:

     (a) If the Executive's employment with the Company shall be terminated (1) by the Company for Cause or Disability, (2) by reason of the Executive's death, or (3) by the Executive other than for Good Reason, the Company shall pay to the Executive the Accrued Compensation and, unless such termination is by the Company for Cause, a Pro Rata Bonus.

     (b) If the Executive's employment with the Company shall be terminated for any reason other than as specified in Section 3.1(a), the Executive shall be entitled to each and all of the following:

          (i) The Company shall pay the Executive all Accrued Compensation and a Pro-Rata Bonus.

          (ii) The Company shall pay the Executive as severance pay and in lieu of any further compensation for periods subsequent to the Termination Date, in a single payment, an amount in cash equal to one (1) plus one-quarter (1/4) for each year of service beyond four years of service to the Company as an officer, up to a maximum multiple of two (2), times the sum of (A) the Base Amount and (B) the Bonus Amount.

         (iii) For twenty-four (24) months after the Termination Date (the "Section 3.1 Continuation Period"), the Company shall at its expense continue on behalf of the Executive and his or her dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits provided (x) to the Executive at any time during the ninety (90) day period prior to the Change in Control or at any time thereafter or (y) to other similarly situated executives who continue in the employ of the Company during the Section 3.1 Continuation Period. The coverage and benefits (including deductibles and costs) provided in this
               Section 3.1(b)(iii) during the Section 3.1 Continuation Period shall be no less favorable to the Executive, and his or her dependents and beneficiaries, than the most favorable of such coverages and benefits during any of the periods referred to in clauses (x) and (y) above. The Company's obligation hereunder with respect to the foregoing benefits shall be

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               limited to the extent that the Executive obtains any such
               benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This subsection
               (iii) shall not be interpreted so as to limit any benefits to which the Executive, his or her dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including, without limitation, retiree medical and life insurance benefits.

          (iv) The restrictions on any outstanding incentive awards (including restricted stock and granted performance shares or units) granted to the Executive under any Mylex Stock Option Plan or under any other incentive plan or arrangement shall lapse and such incentive award shall become 100% vested, all stock options and stock appreciation rights granted to the Executive shall become immediately exercisable and shall become 100% vested, and all performance units granted to the Executive shall become 100% vested.

     (c) The amounts provided for in Sections 3.1(a) and 3.1(b)(i) and (ii) shall be paid in a single lump sum cash payment within five (5) days after the Executive's Termination Date (or earlier, if required by applicable law).

     3.2 TERMINATION WITHOUT CAUSE. If, during the term of this Agreement, the Executive's employment with the Company is terminated, other than (i) within 24 months following a Change of Control or (ii) prior to a Change of Control but for "Good Reason" as defined in Section 2.8(b), the Executive shall be entitled to the following compensation and benefits:

     (a) If the Executive's employment with the Company shall be terminated (1) by the Company for Cause or Disability, (2) by reason of the Executive's death, or (3) by the Executive other than for Good Reason, the Company shall pay to the Executive the Accrued Compensation and, unless such termination is by the Company for Cause, a Pro Rata Bonus.

     (b) If the Executive's employment with the Company shall be terminated for any reason other than as specified in Sections 3.1 or 3.2 (a), the Executive shall be entitled to each and all of the following:

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          (i)  The Company shall pay the Executive all Accrued Compensation and a Pro Rata Bonus.

          (ii) The Company shall pay the Executive as severance pay and in lieu of any further compensation for periods subsequent to the Termination Date, normal monthly payments of the Executive's Base Amount in effect immediately prior to the Termination Date for that number of months, not to exceed six (6) months, determined by the following formula: two (2) months plus one (1) month if the Executive served as an officer of the Company for at least six (6) months prior to the Termination Date plus an additional one (1) month for each full year prior to the Termination Date that the Executive served as an officer of the Company.

         (iii) For that number of months established by the formula set forth in
               Section 3.2 (b)(ii) above, but not greater than six (6) months (the "Section 3.2 Continuation Period"), the Company shall at its expense continue on behalf of the Executive and his or her beneficiaries the life insurance, disability, medical, dental and hospitalization benefits provided (x) to the Executive at any time during the ninety (90) day period prior to the Termination Date or at any time thereafter or (y) to other similarly situated Executives who continue in the employ of the Company during the
               Section 3.2 Continuation Period. The coverage and benefits (including deductibles and costs) provided in this
               Section 3.2(b)(iii) during the Section 3.2 Continuation Period shall be no less favorable to the Executive, and his or her dependents and beneficiaries, than the most favorable of such coverages and benefits during any of the periods referred to in clauses (x) and (y) above. The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This subsection (iii) shall not be interpreted so as to limit any benefits to which the Executive, his or her dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including, without limitation, retiree medical and life insurance benefits.

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     3.3  The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment except as provided in Sections 3.1(b)(iii) and 3.2(b)(iii).

     3.4 The severance pay and benefits provided for in this Section 3 shall be in lieu of any other severance or termination pay to which the Executive may be entitled under any Company severance or termination plan, program, practice or arrangement. The Executive's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans (including, the plans listed on Appendix A) and other applicable programs, policies and practices then in effect.

     3.5 Notwithstanding any other provision of this Agreement to the contrary, the termination of the Executive's employment with the Company in connection with the sale, divestiture or other disposition of a Subsidiary or "Division" (as hereinafter defined) (or part thereof) shall not be deemed to be a termination of employment of the Executive for purposes of this Agreement provided the Executive accepts employment offered by the purchaser or acquiror of such Subsidiary or Division (or part thereof) and provided, in the event such sale, divestiture or other disposition of a Subsidiary or Division occurs subsequent to or in connection with a Change in Control, the Company obtains an agreement from such purchaser or acquiror as contemplated in Section 6(c). The Executive shall not be entitled to benefits from the Company under this Agreement as a result of such sale, divestiture, or other disposition, or as a result of any subsequent termination of employment. "Division" shall mean a business unit or other substantial business operation within the Company that is operated as a separate profit center, but that is not maintained by the Company as a separate legal entity.

     4. NOTICE OF TERMINATION. Any purported termination of the Executive's employment by the Company and/or the Employer shall be communicated by Notice of Termination to the Executive. For purposes of this Agreement, no-such purported termination shall be effective without such Notice of Termination.

     5.   EXCISE TAX PAYMENTS

     (a) Notwithstanding anything contained in this Agreement to the contrary, to the extent that the payments and benefits provided under this Agreement and benefits provided to, or for the benefit of, the Executive under any other Company plan or agreement (such payments or benefits are collectively referred to as the "Payments") would be subject to the excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Payments shall be

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reduced (but not below zero) if and to the extent necessary so that no Payment to be made or benefit to be provided to the Executive shall be subject to the Excise Tax (such reduced amount is hereinafter referred to as the "Limited Payment Amount"). Unless the Executive shall have given prior written notice specifying a different order to the Company to effectuate the Limited Payment Amount, the Company shall reduce or eliminate the Payments, by first reducing or eliminating those payments or benefits which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the "Determination" (as hereinafter defined). Any notice given by the Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive's rights and entitlements to any benefits or compensation.

     (b) An initial determination as to whether the Payments shall be reduced to the Limited Payment Amount pursuant to the Plan and the amount of such Limited Payment Amount shall be made by an accounting firm at the Company's expense selected by the Company which is designated as one of the six largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation, to the Company and the Executive within five (5) days of the Termination Date, if applicable, or such other time as requested by the Company or by the Executive (provided the Executive reasonably believes that any of the Payments may be subject to the Excise Tax), and if the Accounting Firm determines that no Excise Tax is payable by the Executive with respect to a Payment or Payments, it shall furnish the Executive with an opinion, at the Company's expense, reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to any such Payment or Payments. Within ten (10) days of the delivery of the Determination to the Executive, the Executive shall have the right to dispute the Determination (the "Dispute"). If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Executive subject to the application of Section 5(c) below.

     (c) As a result of the uncertainty in the application of Sections 4999 and 28OG of the Code, it is possible that the Payments to be made to, or provided for the benefit of, the Executive either have been made or will not be made by the Company which, in either case, will be inconsistent with the limitations provided in Section 5(a) (hereinafter referred to as an "Excess Payment" or "Underpayment", respectively). If it is established pursuant to a final determination of a court, or an Internal Revenue Service (the "IRS") proceeding which has been finally and conclusively resolved, that an Excess Payment has been made, such Excess Payment shall be deemed for all purposes to be a loan to the Executive made on the date the Executive received the Excess Payment and the Executive shall repay the Excess Payment to the Company, on demand (but not less than thirty (30) days after written notice is received by the Executive), together with

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interest on the Excess Payment at the "Applicable Federal Rate" (as defined in
Section 1274(d) of the Code) from the date of the Executive's receipt of such Excess Payment until the date of such repayment. In the event that it is determined by (i) the Accounting Firm, the Company (which shall include the position taken by the Company, or together with its consolidated group, on its federal income tax return) or the IRS, (ii) pursuant to a determination by a court, or (iii) upon the resolution to the Executive's satisfaction of the Dispute, that an Underpayment has occurred, the Company shall pay an amount equal to the Underpayment to the Executive within thirty (30) days of such determination or resolution, together with interest on such amount at the Applicable Federal Rate from the date such amount would have been paid to the Executive until the date of payment.

     (d) Notwithstanding anything contained in this Agreement to the contrary, in the event that, according to the Determination, an Excise Tax will be imposed on any Payment or Payments, the Company shall pay to the applicable government taxing authorities, as Excise Tax withholding, the amount of the Excise Tax that the Company has actually withheld from the Payment or Payments.

     6.   SUCCESSORS: BINDING AGREEMENT.

     (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, and its Successors and Assigns, and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

     (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his or her beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal representative.

     (c) In the event that a Division (or part thereof) is sold, divested, or otherwise disposed of by the Company subsequent to or in connection with a Change in Control and the Executive is offered employment by the purchaser or acquiror thereof, the Company shall require such purchaser or acquiror to assume, and agree to perform, the Company's obligations under this Agreement, in the same manner, and to the same extent, that the Company would be required to perform if no such acquisition or purchase had taken place.

     7. FEES AND EXPENSES. The Company shall pay all reasonable legal fees and related expenses (including the costs of arbitrators, experts, evidence and counsel) incurred by,the Executive as they become due as a result of (a) the Executive's

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termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), (b) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement (including, but not limited to, any such fees and expenses incurred in connection with the Dispute, and (c) the Executive's hearing before the Board as contemplated in Section 2.4 of this Agreement; PROVIDED, HOWEVER, that the circumstances set forth in clauses (a), (b) and (c) (other than as a result of the Executive's termination of employment under circumstances described in
Section 2.5(d)) occurred on or after a Change in Control.

     8. ARBITRATION. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, (collectively, a "Claim") shall be settled by arbitration pursuant to the rules of the American Arbitration Association. Any such arbitration shall be conducted by one arbitrator, with experience in the matters covered by this Agreement, mutually acceptable to the parties. If the parties are unable to agree on the arbitrator within thirty (30) days of one party giving the other party written notice of intent to arbitrate a Claim, the American Arbitration Association shall appoint an arbitrator with such qualifications to conduct such arbitration. The decision of the arbitrator in any such arbitration shall be conclusive and binding on the parties. Any such arbitration shall be conducted in San Jose, California.

     9. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the President and the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

     10. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company (except for any severance or termination policies, plans, programs or practices) and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company (except for any severance or termination agreement). Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

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     11.  SETTLEMENT OF CLAIMS.  The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

     12. NO EMPLOYMENT RIGHT. This Agreement does not constitute, and shall not be construed to provide, any assurance of continuing employment. Executive's employment with the Company and of its Successors or Assigns is "at will," and, subject to the terms and conditions of this Agreement, may be terminated by Executive or the Company at any time.

     13. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, specifying such modification, waiver or discharge, and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     14. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement to enforce any decision of an arbitrator made as contemplated in Section 8 above shall be brought and maintained in a court of competent jurisdiction in State of Delaware or the State of California.

     15. SEVERABILITY. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

                                   Mylex Corporation

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                                   By:_______________________________________

                                   Name:_____________________________________



                                   Title:____________________________________


                                   Executive:________________________________

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